Exhibit 99.1

DoorDash Completes Acquisition of Deliveroo

October 2, 2025

SAN FRANCISCO – (BUSINESS WIRE) - DoorDash, Inc. (NASDAQ: DASH) (“DoorDash”), a leading global local commerce platform, refers to the announcement that the boards of directors of DoorDash and Deliveroo plc (“Deliveroo”) agreed on the terms of a final cash offer for the entire issued and to-be-issued ordinary share capital of Deliveroo, as recommended by Deliveroo’s Independent Committee. The acquisition was carried out by means of a Court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act.

Further to the announcement on September 30, 2025, DoorDash and Deliveroo are pleased to confirm that, following court sanction, the scheme became effective in accordance with its terms.

For more information, please visit the Scheme Becomes Effective announcement here: https://www.londonstockexchange.com/news-article/ROO/scheme-becomes-effective/17260365.

The combination with Deliveroo will strengthen DoorDash’s position as a global leader in local commerce, enabling the combined entity to better serve businesses, consumers and couriers. Deliveroo will continue to operate as one of the leading local commerce platforms across its key geographies while benefitting from DoorDash’s scale, resources and global reach.

About DoorDash
DoorDash (NASDAQ: DASH) is one of the world’s leading local commerce platforms that helps businesses of all kinds grow and innovate, connects consumers to the best of their neighborhoods, and gives people fast, flexible ways to earn. Since its founding in 2013, DoorDash has expanded to over 30 countries, using technology and logistics to shape the future of commerce. Through its Marketplace and its Commerce Platform, DoorDash is driving economic vitality in the regions it serves worldwide.

Information on Deliveroo

Deliveroo is an award-winning delivery service founded in 2013 by Will Shu and Greg Orlowski. Deliveroo works with approximately 176,000 best-loved restaurants, grocers and retail partners, as well as over 130,000 riders with a goal to provide the best on-demand delivery experience in the world. Deliveroo served approximately 7 million monthly active consumers in 2024.

Deliveroo is headquartered in London, with offices around the globe. Deliveroo operates across 9 countries: Belgium, France, Italy, Ireland, Kuwait, Qatar, Singapore, United Arab Emirates and the United Kingdom.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” "aim," “will,” “should,” “expect,” “plan,” "try," “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern DoorDash’s expectations, strategies, plans, or intentions. Forward-looking statements in this release include, but are not limited to, plans, objectives and expectations with respect to future operations of, and integration between, DoorDash and Deliveroo. DoorDash’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in DoorDash’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024 and its quarterly reports on Form 10-Q. All forward-looking statements in this release are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and DoorDash disclaims any obligation to update any forward-looking statements, except as required by law.

Enquiries:

DoorDash

Elizabeth Jarvis-Shean (Chief Corporate Affairs Officer)

Ali Musa (Director, Corporate Communications)	press@doordash.com

Andy Hargreaves (Vice President, Investor Relations)	ir@doordash.com

J.P. Morgan (Financial Adviser to DoorDash)	Tel: +44 (0) 203 493 8000

Dwayne Lysaght

Matthew Gehl

Neil Dalal

Jonty Edwards

Valentina Proverbio

FGS Global (PR Adviser to DoorDash)	Tel: +44 (0) 207 251 3801

Faeth Birch	doordash@fgsglobal.com

Dorothy Burwell

Harry Worthington